UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam, The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Tornier held its Annual General Meeting of Shareholders on June 27, 2013. Tornier’s shareholders considered seven proposals, each of which is described in more detail in Tornier’s definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2013. The final results of such shareholder voting on each proposal brought before the meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal 1—Election of three directors, consisting of one executive director and two non-executive directors, each to serve for a term of three years
Election of David H. Mowry as executive director	39,220,255	250,349	43,316	3,561,091
Election of Kevin C. O’Boyle as non-executive director	39,000,838	469,766	43,316	3,561,091
Election of Richard F. Wallman as non-executive director	34,738,167	4,732,437	43,316	3,561,091
Proposal 2—Amendment of articles of association regarding conflicts of interest of directors	39,314,778	105,882	93,260	3,561,091
Proposal 3—Ratification of the appointment of Ernst & Young LLP as Tornier’s independent registered public accounting firm for the fiscal year ending December 29, 2013	42,876,835	83,481	114,695	0
Proposal 4—Appointment of E&Y Accountants LLP as the auditor for Tornier’s Dutch statutory annual accounts for the fiscal year ending December 29, 2013	42,888,218	56,715	130,078	0
Proposal 5—Adoption of Tornier’s statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended December 30, 2012	42,740,645	3,262	331,104	0
Proposal 6—Release of the members of Tornier’s board of directors from liability with respect to the exercise of their duties during the fiscal year ended December 30, 2012	39,344,195	120,300	49,425	3,561,091

	For	Against	Abstain	Broker Non-Votes
Proposal 7—Authorization of Tornier’s board of directors to repurchase up to repurchase up to 10% of Tornier’s issued share capital (including depositary receipts issued for shares) until December 27, 2014 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction	38,851,196	607,166	55,558	3,561,091

With respect to Proposal 1, each of Mr. Mowry, Mr. O’Boyle and Mr. Wallman was elected by Tornier’s shareholders by the required vote. Regarding Tornier’s other directors, (i) each of Alain Tornier and Elizabeth H. Weatherman continue to serve as a non-executive director for a term ending at Tornier’s 2014 Annual General Meeting of Shareholders; and (ii) each of Sean D. Carney and Richard B. Emmitt continue to serve as a non-executive director for a term ending at Tornier’s 2015 Annual General Meeting of Shareholders.

Each of Proposals 2, 3, 4, 5, 6 and 7 was approved by Tornier’s shareholders by the required vote.

Item 8.01 Other Events.

Following approval by Tornier’s shareholders at the Annual General Meeting of Shareholders of the amendment to Tornier’s articles of association regarding conflicts of interest of directors to conform to recent changes in the Dutch Civil Code, a notarial deed of amendment to Tornier’s articles of association was executed by a civil-law notary officiating in Amsterdam, the Netherlands pursuant to which the amendment to the articles of association has been effected. A copy of Tornier’s articles of association as amended is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Association of Tornier N.V., as amended (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013	TORNIER N.V.

By: /s/ Kevin M. Klemz
Name: Kevin M. Klemz
Title: Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Articles of Association of Tornier N.V., as amended	Filed herewith